Exhibit 4.25(b)

SUPPLEMENTAL LETTER

AMENDMENT OF FINANCIAL COVENANTS

To:

IVS BULK PTE. LTD.

GRINDROD SHIPPING HOLDINGS LTD.

200 Cantonment Road, #03-01 Southpoint, Singapore 089763

as Borrowers

IVS BULK 709 PTE. LTD.

IVS BULK 5858 PTE. LTD.

IVS BULK 543 PTE. LTD.

IVS BULK 5855 PTE. LTD.

IVS BULK 541 PTE. LTD.

IVS BULK 545 PTE. LTD.

IVS BULK 712 PTE. LTD.

IVS BULK 1345 PTE. LTD.

IVS BULK 554 PTE. LTD.

IVS BULK 7297 PTE. LTD.

IVS BULK 3693 PTE. LTD.

200 Cantonment Road, #03-01 Southpoint, Singapore 089763

as Owner Guarantors

Date: 30 June 2020

Dear Sirs

Facility Agreement dated 10 February 2020 and made between (i) the Borrowers, (ii) the Owner Guarantors, (iii) Crédit Agricole Corporate and Investment Bank and Hamburg Commercial Bank AG as mandated lead arrangers, (iv) Crédit Agricole Corporate and Investment Bank as account bank, (v) the financial institutions listed in Part B Schedule 1 therein as lenders (the "Lenders"), (vi) Crédit Agricole Corporate and Investment Bank as facility agent (the "Facility Agent") and (vii) Crédit Agricole Corporate and Investment Bank as security agent (the "Security Agent") in relation to a facility of up to US$114,125,000

1	Definitions

1.1	We refer to the Facility Agreement. Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

1.2	In this letter, unless the contrary intention appears:

"Effective Date" means the date on which the conditions in paragraph 3.1 are satisfied.

2	Obligors' Request

The Obligors have requested the consent of the Lenders to amend the Facility Agreement as detailed in paragraph 4 of this letter.

3	Consent and Conditions Precedent

3.1	The Facility Agent and the Lenders confirm the agreement of the Finance Parties to the Obligors' request in paragraph 2 subject to the receipt by the Facility Agent of the following in form and substance satisfactory to the Facility Agent by no later than _30 June 2020 or such later date as the Obligors and the Facility Agent agree:

(a)	a certificate of each Obligor signed by a director certifying that:

(i)	the documents provided by that Obligor pursuant to Schedule 2 Part A paragraphs 1.1 to 1.3 (inclusive) of the Facility Agreement have not been amended or modified in any way since the last date of their delivery to the Facility Agent;

(ii)	all such documents remain correct, complete and in full force and effect as at a date no earlier than the date of this letter; and

(iii)	the extract(s) of the resolutions of the board of directors and (in the case of an Obligor who is an Owner Guarantor) the shareholder(s) provided by that Obligor pursuant to Schedule 2 Part A paragraph 1.2 of the Facility Agreement, remain correct, complete and in full force and effect and authorise(s) the terms of, and the transactions contemplated by, this letter and that Obligor’s entry into, execution of, and the performance by that Obligor of its obligations under this letter.

(b)	a duly executed original of this letter;

(c)	a legal opinion of the legal advisers to the Facility Agent and the Security Agent in Singapore, substantially in the form distributed to the Lenders before signing this letter; and

(d)	evidence of payment of a fee in an amount equal to US$30,000 by the Borrowers to the following account:

To:	JP MORGAN CHASE Bank New York (Swift Code CHASUS33)
Favour:	Credit Agricole Corporate and Investment Bank, Paris (swift code BSUIFRPP)
Account:	786419036
For further credit to:	Instance Middle Office
Account:	00 117 313 255
IBAN CODE:	FR7631489000100011731325547
Ref:	Attn : C. Costil / IVS BULK Refinancing / Amendment Fee

such fee to be distributed by the Facility Agent to the Lenders in an equal amount per Lender.

4	Amendments to Finance Documents

4.1	With effect from the Effective Date, the Facility Agreement and other Finance Documents shall be amended as follows:

(a)	by replacing the full stop at the end of paragraph (c) of clause 20.2 (Financial statements) of the Facility Agreement with a semi-colon and by inserting the following new paragraph (d):

“(d)	as soon as they become available, but in any event no later than 10 November 2020, the unaudited consolidated management accounts of it for the period 1 January 2020 to 30 September 2020 (inclusive);”

(b)	by deleting paragraph (a) of clause 20.3 (Compliance Certificate) of the Facility Agreement and replacing it with the following new paragraph (a):

"(a)	Each Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 20.2 (Financial statements), a Compliance Certificate in the form relevant to it setting out computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up and Borrower B shall provide a further Compliance Certificate no later than 10 November 2020 in the form relevant to it setting out computations as to compliance with paragraphs (a)(ii) and (a)(iv) of Clause 21.1 (Financial Covenants) as at 30 September 2020."

(c)	by deleting clause 21.1 (Financial covenants) of the Facility Agreement and replacing it with the following new clause 21.1 (Financial covenants):

"21.1	Financial covenants

(a)	Borrower B shall ensure that the consolidated financial position of the Group shall at all times from the Utilisation Date and thereafter during the Security Period be such that:

(i)	Book Value Net Worth is not less than the lower of:

(A)	the aggregate of $240,000,000, 25 per cent. of Positive Retained Earnings (accruing from 30 June 2019) and 50 per cent. of each Capital Raise; and

(B)	$275,000,000;

(ii)	Cash and Cash Equivalents are not less than, during the period from 1 January 2020 to 30 September 2020 (inclusive), $20,000,000 and, at all other times, $30,000,000 unencumbered cash, including:

(A)	at all times prior to the earlier of:

(1)	the repayment of the Other Facility Agreement; or

(2)	such time as the Other Facility Agreement has been amended so that the equivalent financial covenant allows minimum cash balances on Group Debt Service Reserve Accounts to be included for the purposes of compliance with such covenant, the minimum cash balance in the Other Facility Debt Service Reserve Account required pursuant to the Other Facility Agreement; or

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(B)	at all later times, the aggregate minimum cash balances on the Group Debt Service Reserve Accounts;

(iii)	the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 75 per cent.; and

(iv)	Working Capital shall be positive.

(b)	Borrower A shall ensure that the consolidated financial position of the Borrower A Group shall:

(i)	at all times from the Utilisation date and thereafter during the Security Period be such that:

(A)	Adjusted Minimum Net Worth shall be greater than, during the period from 1 January 2020 to 30 September 2020 (inclusive), $50,000,000 and, at all other times $100,000,000; and

(B)	the ratio of Borrower A Net Debt to Market Value Tangible Fixed Assets in relation to the Borrower A Group is less than 70 per cent.; and

(ii)	on the basis of each set of the annual and semi-annual financial statements provided under Clause 20.2 (Financial statements), Cash and Cash Equivalents are not less than $9,000,000 unencumbered cash, including the minimum cash balance in the Debt Service Reserve Account required pursuant to Clause 21.3 (Minimum Cash).

(c)	The financial covenants contained in this Clause 21.1 (Financial covenants) shall be tested semi-annually on the basis of the annual and semi-annual financial statements provided under Clause 20.2 (Financial statements) and the financial covenants contained in paragraphs (a)(ii) and (a)(iv) of Clause 21.1 (Financial Covenants) shall additionally be tested as at 30 September 2020 and in each case shall be confirmed in the relevant Compliance Certificate referred to in Clause 20.3 (Compliance Certificate).";

(d)	by deleting the definition of Current Liabilities in clause 21.2 (Financial covenant definitions) and replacing it with the following new definition of Current Liabilities:

"Current Liabilities" means the current liabilities of Borrower B on a consolidated basis as stated in the Latest Accounts and determined in accordance with IFRS but excluding any adjustments made for IFRS 16 (and during the period from 1 January 2020 to 30 September 2020 (inclusive), additionally excluding any liabilities arising from the Mezzanine Loan)"; and

(e)	by construing all references in the Facility Agreement to "this Agreement" and all references in the other Finance Documents to "the Facility Agreement" as references to the Facility Agreement as amended and supplemented by this letter.

5	Miscellaneous

5.1	All other terms and conditions of the Facility Agreement and the other Finance Documents are to remain in full force and effect.

5.2	This letter may be executed in any number of counterparts.

5.3	A person, other than a Finance Party, who is not a party to this letter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this letter.

6	law and jurisdiction

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English Law. The provisions of clauses 48 (Enforcement) of the Facility Agreement shall be incorporated into this letter as if set out in full herein with references to any Finance Document construed as references to this letter.

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Please confirm your agreement to this letter by signing below.

ORIGINAL LENDERS

SIGNED by	)
duly authorised	)
for and on behalf of	) /s/Dilhan Sebastian
Crédit Agricole Corporate and	) Dilhan Sebastian
Investment Bank, SINGAPORE BRANCH	)

SIGNED by	)
duly authorised	) /s/Matthias Evers	/s/Andreas Rasch
for and on behalf of	) Matthias Evers	Andreas Rasch
Hamburg Commercial bank AG	)

FACILITY AGENT

SIGNED by	)
duly authorised	)
for and on behalf of	) /s/Dilhan Sebastian
CRÉDIT AGRICOLE CORPORATE AND	) Dilhan Sebastian
INVESTMENT BANK	)

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We hereby acknowledge receipt of the above letter and confirm our agreement to the terms thereof and confirm that the Finance Documents to which we are a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect (as amended by this letter) and shall continue to stand as security for our obligations under the Facility Agreement and the other Finance Documents to which we are a party.

BORROWERS

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS BULK PTE. LTD.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
GRINDROD SHIPPING HOLDINGS Ltd.	)

OWNER GUARANTORS

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 709 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 5858 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 543 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 5855 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 541 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 545 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 712 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 1345 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 554 Pte. Ltd.	)

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SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS Bulk 7297 Pte. Ltd.	)

SIGNED by	)
duly authorised	) /s/Stephen William Griffiths
for and on behalf of	) Stephen William Griffiths
IVS BULK 3693 Pte. Ltd.	)

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